EXHIBIT 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Midwest Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Voting Common Stock	457(c) and (h)	150,000	$11.77	$1,765,500	.0000927	$164
Total Offering Amounts					$1,765,500		$164
Total Fee Offsets							---
Net Fee Due							$164

(1)	Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.01 par value per share Voting Common Stock, of Midwest Holding Inc., a Delaware corporation (the “Registrant”), as may be issued as a result of stock splits, stock dividends, recapitalizations, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low prices of the Voting Common Stock on the Nasdaq Capital Market on July 5, 2022, a date within five business days prior to filing.